Exhibit 99.1

Morningstar to Accelerate Credit Ratings Business with DBRS Acquisition

Both share vision for next generation of credit ratings with better technology, more transparency, and depth of analysis

CHICAGO, May 29, 2019—Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today announced it has entered into a definitive agreement to acquire DBRS, the world’s fourth-largest credit ratings agency, for a purchase price of $669 million. The combination of DBRS with Morningstar Credit Ratings’ U.S. business will expand global asset class coverage and provide an enhanced platform for providing investors with leading fixed-income analysis and research.

“The chance to empower investors with the independent research and opinions they need across a multitude of securities first drove our decision to enter the credit ratings business,” said Morningstar Chief Executive Officer Kunal Kapoor. “DBRS and Morningstar share research-centric cultures committed to rigor and independence. Together, we believe we can elevate the industry with the world’s first fintech ratings agency backed by state-of-the-art models, modern technology, and expert research teams that issuers and investors can count on to deliver transparent and independent ratings.”

For more than 40 years, DBRS has built a strong market presence across Europe, the U.S., and especially Canada. As the world’s fourth-largest credit ratings agency, the company rates more than 2,400 issuer families and nearly 50,000 securities worldwide. The Carlyle Group and Warburg Pincus led the acquisition of DBRS in 2014.

DBRS reported $167 million1 USD in revenue for the fiscal year ended November 30, 2018. The business generates strong cash flow with operating margins that are consistent with Morningstar’s overall business. On a preliminary pro forma basis, if Morningstar owned DBRS as of Dec. 31, 2018, revenue from credit ratings would have represented approximately 17% of Morningstar’s total revenue.

“DBRS’s more than 40 years of experience and success coupled with Morningstar’s proven capabilities will offer an even stronger global alternative to larger ratings agencies,” said DBRS Chief Executive Officer Stephen Joynt. “Both DBRS and Morningstar are driven by similar core values that aim to bring more clarity, diversity, transparency, and responsiveness to the ratings process, which makes Morningstar a perfect fit for us.”

Building on the strength of its equity research, Morningstar first began publishing non-Nationally Recognized Statistical Rating Organization (NRSRO) credit ratings on public companies in 2009 and in 2010 acquired Realpoint, a NRSRO with a specialty in commercial mortgage-backed securities (CMBS). As a long-term key product area for Morningstar, its credit

1  Revenue translated to USD from CAD using an average exchange rate of 0.76372 for the period of November 30, 2017 to November 30, 2018.

rating activities have since expanded to include residential mortgage-backed securities (RMBS), agency risk transfers, single-family rentals, asset-backed securities (ABS), collateralized loan obligations (CLOs), corporate securities, financial institutions and real estate investment trusts (REITs). Morningstar Credit Ratings has also tripled its technology team, grown impressive talent, and moved to an all-new New York City headquarters at 4 World Trade Center.

DBRS has more than 500 people spread across seven locations and will continue to be led by its existing management team. Morningstar intends to name a leader of the combined businesses by the time the deal closes, and the companies plan to work together on decisions over time regarding the integration to ensure the combination is set up for long-term success.

Morningstar intends to fund the transaction with a mix of cash and debt, which will include the placement of a new credit facility at closing. The transaction is expected to be accretive to net income per share in the first fiscal year after completion with an estimated closing in the third quarter of 2019, subject to regulatory approval and customary closing conditions.

To learn more, watch a video message from Kapoor here and read his letter to employees, partners, and shareholders here.

Lazard Frères & Co. LLC served as exclusive financial advisor to DBRS, and Wachtell, Lipton, Rosen & Katz served as legal counsel to DBRS. Winston & Strawn LLP served as legal counsel to Morningstar.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, retirement plan providers and sponsors, and institutional investors in the private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $210 billion in assets under advisement and management as of March 31, 2019. The company has operations in 27 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on Twitter @MorningstarInc.

About DBRS

DBRS is an independent, privately held, globally recognized credit ratings agency with offices in Toronto, New York, Stamford, Chicago, London, Frankfurt and Madrid. Founded in 1976 in Canada, DBRS is growing rapidly internationally. DBRS’s four decades of experience and strong track record are the foundation to seek out new opportunities and to make targeted investments aligned with its core ratings operations. As the world’s fourth-largest ratings agency, DBRS’s approach and size provide the agility to respond to customers’ needs in their local markets, while being large enough to provide the necessary expertise and resources. For more information, visit www.dbrs.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; liability related to the storage of personal information related to individuals as well as portfolio and account-level information; inadequacy of our business continuity program in the event of a material emergency or adverse political or regulatory developments; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; trends in the asset management industry, including the decreasing popularity of actively managed investment vehicles and increased industry consolidation; an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; volatility in the financial sector, global markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business; the failure of acquisitions and other investments to produce the results we anticipate; the failure to recruit, develop, and retain qualified employees; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and the failure to protect our intellectual property rights or claims of intellectual property infringement against us. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

©2019 Morningstar, Inc. All rights reserved.

MORN-C

Investor Relations Contact:

Barbara Noverini, CFA, +1 312 696-6164 or Barbara.Noverini@morningstar.com

Media Contacts:

Morningstar:

Morningstar, Inc: Stephanie Lerdall, stephanie.lerdall@morningstar.com or +1 312 244 7805

Morningstar Credit Ratings: Vanessa Sussman, vanessa.sussman@morningstar.com or +1 646 560 4541

DBRS:

U.S.: Stephen Bernard, sbernard@dbrs.com or +1 212 806 3240

Canada: Scott Anderson, sanderson@dbrs.com or +1 416 597 7407

Europe: Dennis Ferreira, dferreira@dbrs.com or +44 (20) 3356 1555